Exhibit 32.1

Certification of Jerry A. Greenberg, J. Stuart Moore and Susan D. Johnson Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     Each of the undersigned hereby certifies that the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Signature	Title	Date

/s/ JERRY A. GREENBERG Jerry A. Greenberg	Co-Chief Executive Officer Co-Chairman of the Board	August 14, 2003
/s/ J. STUART MOORE J. Stuart Moore	Co-Chief Executive Officer Co-Chairman of the Board	August 14, 2003
/s/ SUSAN D. JOHNSON Susan D. Johnson	Chief Financial Officer	August 14, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Sapient Corporation and will be retained by Sapient Corporation and furnished to the Securities and Exchange Commission or its staff upon request.